Exhibit 99.1
Chord Energy Corporation Reports Financial and Operating Results for First Quarter 2023, Declares Base and Variable Dividends and Issues Second Quarter Outlook
Houston, Texas — May 3, 2023 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported first quarter 2023 financial and operating results. On July 1, 2022, the Company completed the merger of equals transaction between Oasis Petroleum Inc. (“Oasis”) and Whiting Petroleum Corporation (“Whiting”). The results reported for the three months ended March 31, 2023 reflect the consolidated results of Chord, while the results reported for the three months ended March 31, 2022 reflect legacy Oasis, unless otherwise noted.
1Q23 Operational and Financial Highlights:
•1Q23 oil volumes of 95.1 MBopd were above the high-end of guidance due to strong well performance and accelerated activity;
•Total 1Q23 volumes of 164.7 MBoepd were above midpoint of guidance, with NGL volumes negatively impacted by ethane rejection;
•1Q23 revenues totaled $766.2MM. Combined natural gas and NGL revenues totaled $115.3MM, which exceeded the $108.0MM of revenue implied by midpoint volume and differential guidance using actual 1Q23 benchmark pricing;
•E&P and other CapEx was $202.3MM in 1Q23, towards the high-end of our guidance range primarily due to accelerated activity;
•Net cash provided by operating activities was $468.8MM and net income was $297.0MM in 1Q23;
•Adjusted EBITDA(1) was $408.3MM and Adjusted Free Cash Flow(1) was $198.6MM in 1Q23;
•Cash of $592.3MM exceeded debt of $400.0MM at March 31, 2023;
•Announced the sale of certain non-Williston Basin, non-core properties for proceeds of approximately $35MM with all transactions closing or expected to close during 2Q23. Recent total volumes included in divested assets were approximately 1.1 MBoepd with oil volumes of approximately 0.9 MBopd;
•Total return of capital for 1Q23 set at 75% of Adjusted Free Cash Flow, including share repurchases of $15MM during 1Q23 at a weighted average price of $135.55 per share;
•Declared a base-plus-variable cash dividend of $3.22 per share of common stock. The dividend will be payable on May 30, 2023 to shareholders of record as of May 16, 2023;
•In March, Chord Energy was added to the S&P MidCap 400 index. Additionally, Chord’s S&P issuer bond rating increased to BB-; and
•Continued focused on ESG and Sustainability with active programs to reduce emissions and enhance disclosure. Sustainability report expected mid-year.
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“Chord’s first quarter performance demonstrated the power of our premier Williston Basin position and strong operational execution which was enhanced through the 2022 merger,” said Danny Brown, Chord Energy's President and Chief Executive Officer. “We saw better than expected well performance coupled with a modest acceleration of activity, which led to oil production above estimates and stronger than expected free cash flow. I’d like to offer my thanks to the entire Chord team for their resilience overcoming very difficult January conditions and putting the Company on excellent footing for the remainder of the year. Additionally, Chord was able to sell certain non-Williston, non-core assets and increased 2023 volume guidance when accounting for these divestitures. Shareholder returns remain robust, supported by deep, low-cost inventory and excellent capital efficiency. We remain excited about the oil and gas industry and the value we bring to the world. We are focused on sustainable value creation through disciplined capital allocation, responsible operations, and maintaining a strong balance sheet.”

1Q23 Operational and Financial Update:
The following table presents select 1Q23 operational and financial data compared to guidance released in February 2023:

Metric	1Q23 Actual	1Q23 Guidance (February 22, 2023)
Oil volumes (MBopd)	95.1	91.5 – 94.5
NGL volumes (MBblpd)	32.7	34.5 – 35.5
Natural gas volumes (MMcfpd)	221.4	212.0 – 218.0
Total volumes (MBoepd)	164.7	161.3 – 166.3
Oil premium to WTI ($/Bbl)	$—	$(1.00) – $1.00
NGL realization (% of WTI)	28%	25% – 35%
Residue gas realization (% of Henry Hub)	79%	50% – 60%
LOE ($/Boe)	$10.35	$9.85 – $10.65
Cash GPT ($/Boe)(1)	$2.84	$2.45 – $3.05
Cash G&A ($MM)(1,2)	$18.2	$16.5 – $19.5
Production Taxes (% of oil, NGL and gas sales)	7.9%	7.7% – 8.1%
E&P & Other CapEx ($MM)(3)	$202.3	$175 – $205
Cash Interest ($MM)(1)	$7.4	$7.0 – $8.0
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)Excludes cash-related costs attributable to the merger of $2.8MM incurred in 1Q23.
(3)Excludes capitalized interest of $1.4MM incurred in 1Q23.
During the three months ended March 31, 2023, net cash provided by operating activities was $468.8MM and net income was $297.0MM ($6.87/diluted share). Adjusted EBITDA was $408.3MM, Adjusted Free Cash Flow was $198.6MM and Adjusted Net Income was $194.4MM ($4.49/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Updated Outlook:
Chord is updating its outlook to reflect its latest projections including the impact of the non-core divestitures which removed 400 Bopd – 500 Bopd from 2Q23 and approximately 600 Bopd from FY23. Assuming pricing of $75/Bbl WTI and $2.75/MMBtu Henry Hub for the remainder of 2023, Chord expects to generate approximately $1.75B of Adjusted EBITDA and over $825MM of Adjusted Free Cash Flow in 2023, including the impact of derivatives but excluding dividends. The 2023 reinvestment rate is expected to be approximately 50%. Highlights of the updated 2023 plan include:
•Updating volume projections to account for strong well performance, a modest acceleration of activity in 1Q23, higher levels of ethane rejection and the production impact from the non-core divestitures for FY23. Excluding the non-core divestitures, FY23 oil volumes would increase by 0.6 MBopd compared to February guidance;
•Increasing residue gas realizations to account for higher levels of ethane in the residue gas stream. NGL realizations adjusted to reflect current market prices versus WTI;
•LOE per BOE reflect the impact of the non-core divestitures and lower NGL volumes due to moving ethane into residue gas stream, but otherwise unchanged compared to February guidance;
•Production tax as a percent of revenue is increasing due to lower Henry Hub price assumption of $2.75/MMBtu; and
•2023 E&P and other CapEx unchanged at approximately $825MM – $865MM.

The following table presents select operational and financial guidance for 2Q23 and FY23:

Metric	2Q23 Guidance (May 3, 2023)	FY23 Guidance (May 3, 2023)	Original FY23 Guidance (February 22, 2023)
Oil volumes (MBopd)	93.5 – 96.5	95.0 – 98.0	94.5 – 98.5
NGL volumes (MBblpd)	33.5 – 34.5	33.0 – 34.0	35.5 – 36.5
Natural gas volumes (MMcfpd)	217.0 – 223.0	216.0 – 220.5	215.0 – 221.0
Total volumes (MBoepd)	163.2 – 168.2	164.0 – 168.5	165.5 – 172.0
Oil premium (discount) to WTI ($/Bbl)	$(0.60) – $1.40	$(0.50) – $1.50	$(0.50) – $1.50
NGL realization (% of WTI)	23% – 33%	23% – 33%	25% – 35%
Residue gas realization (% of Henry Hub)	55% – 65%	56% – 66%	40% – 50%
LOE ($/Boe)	$10.00 – $10.80	$9.75 – $10.60	$9.80 – $10.60
Cash GPT ($/Boe)(1)	$2.50 – $3.10	$2.50 – $3.10	$2.45 – $3.05
Cash G&A ($MM)(1,2)	$15.1 – $18.1	$63.0 – $73.0	$63.0 – $73.0
Production Taxes (% of oil, NGL and gas sales)	8.0% – 8.4%	7.9% – 8.3%	7.7% – 8.1%
E&P & Other CapEx ($MM)(3)	$235 – $265	$825 – $865	$825 – $865
Cash Interest ($MM)(1)	$7.0 – $8.0	$28.0 – $32.0	$28.0 – $32.0
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)     Excludes cash-related costs attributable to the merger.
(3)     Excludes capitalized interest of approximately $1.3MM and $4.9MM for 2Q23 and FY23, respectively.
Chord expects to pay no cash taxes in 2Q23, and expects to pay 3% – 10% of Adjusted EBITDA in 2H23 with oil prices ranging from $70/Bbl – $90/Bbl.
Hedging Activity:
Chord recently added 4.0 MBopd of crude oil collars in 2H23 with weighted average ceiling of $88.51/Bbl and weighted average floor of $65.00/Bbl. Additionally, Chord added 1.8 MBopd of crude oil collars in 2024 with weighted average ceiling of $80.13/Bbl and weighted average floor of $65.00/Bbl. The following table summarizes these hedge transactions. A complete summary of the Company’s current hedge positions can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.

			Volumes (Bbl)		Weighted Average Prices
Commodity	Settlement Period	Derivative Instrument	Total	Daily	Floor	Ceiling
Crude oil	Q3 2023 - Q4 2023	Two-way collar	736,000	4,000	$65.00	$88.51
Crude oil	Q1 2024 - Q2 2024	Two-way collar	364,000	2,000	65.00	80.15
Crude oil	Q3 2024 - Q4 2024	Two-way collar	276,000	1,500	65.00	80.10
Select Operational and Financial Data:
The following table presents select operational and financial data from continuing operations for the periods presented.

	1Q23	1Q22
Production data:
Crude oil (MBopd)	95.1	45.0
NGLs (MBblpd)(1)	32.7	—
Natural gas (MMcfpd)(1)	221.4	147.8
Total production (MBoepd)(1)	164.7	69.6
Percent crude oil	57.7%	64.6%

	1Q23	1Q22
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$76.04	$95.34
Differential to NYMEX WTI ($/Bbl)	—	1.22
Crude oil, with realized derivatives ($/Bbl)	65.79	79.27
Crude oil realized derivatives ($MM)	(87.7)	(65.0)
NGL, without realized derivatives ($/Bbl)(1)	21.13	—
NGL, with realized derivatives ($/Bbl)(1)	22.10	—
NGL realized derivatives ($MM)	2.9	—
Natural gas, without realized derivatives ($/Mcf)(1)	2.66	8.09
Natural gas, with realized derivatives ($/Mcf)(1)	2.31	7.67
Natural gas realized derivatives ($MM)	(7.0)	(5.6)
Selected financial data ($MM):
Revenues:
Crude oil revenues	$650.9	$385.9
NGL revenues(1)	62.2	—
Natural gas revenues(1)	53.1	107.6
Total oil, NGL and natural gas revenues	$766.2	$493.5
Cash flows:
Net cash provided by operating activities:	$468.8	$265.6
Non-GAAP financial measures(2):
Adjusted EBITDA	$408.3	$287.4
Adjusted FCF	198.6	217.5
Adjusted net income attributable to Chord from continuing operations	194.4	174.5
Select operating expenses:
Lease operating expenses (“LOE”)	$153.4	$63.2
Gathering, processing and transportation expenses (“GPT”)	37.0	32.4
Production taxes	60.5	35.9
Depreciation, depletion and amortization	133.8	44.7
Total select operating expenses	$384.7	$176.2
Earnings per share:
Basic earnings (loss) per share	$7.13	$(1.01)
Diluted earnings (loss) per share	6.87	(1.01)
Adjusted diluted earnings per share (Non-GAAP)(2)	4.49	8.32
___________________
(1)Beginning in 3Q22, the Company reported crude oil, NGLs and natural gas on a three-stream basis. Prior to 3Q22, the Company reported crude oil and natural gas (including NGLs) on a two-stream basis. This change impacts comparability between periods.
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.

The Company turned in line (TIL’d) 15 gross (11 net) operated wells in 1Q23.

Capital Expenditures:
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the period presented:

1Q23
CapEx ($MM):
E&P	$201.8
Other	0.5
Total E&P and other CapEx	202.3
Capitalized interest	1.4
Total CapEx	$203.7

Dividend Declaration:
Chord declared a base-plus-variable cash dividend of $3.22 per share of common stock. The dividend will be payable on May 30, 2023 to shareholders of record as of May 16, 2023. The base-plus-variable dividend was declared in connection with Chord’s return of capital plan. The total $3.22 per share dividend reflects a quarterly base dividend of $1.25 per share of common stock and quarterly variable dividend of $1.97 per share of common stock. Additional details regarding the calculation of the variable dividend can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.
Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of March 31, 2023 (in millions):

March 31, 2023
Revolving credit facility(1)	$1,000.0

Revolver borrowings	$—
Senior notes	400.0
Total debt	$400.0

Cash and cash equivalents	$592.3
Letters of credit	6.1
Liquidity	$1,586.2
___________________
(1)$2.5B borrowing base and $1.0B of elected commitments as of May 2, 2023.

Contact:
Chord Energy Corporation
Danny Brown, President and Chief Executive Officer
Michael Lou, Executive Vice President and Chief Financial Officer
Bob Bakanauskas, Managing Director, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:
Date:         Thursday, May 4, 2023
Time:        10:00 a.m. Central Time
Live Webcast:     https://app.webinar.net/16nXqV1G8Wm
Sell-side analysts wishing to ask a question may use the following dial-in:
Dial-in:     (888) 317-6003
Intl. Dial-in: (412) 317-6061
Conference ID:     7946962
A recording of the conference call will be available beginning at 1:00 p.m. Central Time on the day of the call and will be available until Thursday, May 11, 2023 by dialing:
Replay dial-in:     (877) 344-7529
Intl. replay:     (412) 317-0088
Replay access:     8634496
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the merger, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, objectives, assumptions or future events or performance are forward-looking statements. The words “anticipate,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the merger, including and the anticipated impact of the merger on Chord’s results of operations, financial position, growth opportunities and competitive position.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ultimate results of integrating the operations of Oasis and Whiting, the effects of the business combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the merger in the timeframe expected or at all, litigation relating to the merger, changes in crude oil, NGL and natural gas prices, war and political instability in Ukraine and the effect on commodity prices due to the ongoing conflict in Ukraine, inflation rates and the impact of associated monetary policy responses, including increased interest rates, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Reports on Form 10-K, for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Chord Energy Corporation
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	March 31, 2023	December 31, 2022

ASSETS
Current assets
Cash and cash equivalents	$592,300	$593,151
Accounts receivable, net	790,989	781,738
Inventory	60,887	54,411
Prepaid expenses	29,180	17,624
Derivative instruments	24,728	23,735
Other current assets	32	11,853
Total current assets	1,498,116	1,482,512
Property, plant and equipment
Oil and gas properties (successful efforts method)	5,320,711	5,120,121
Other property and equipment	69,011	72,973
Less: accumulated depreciation, depletion and amortization	(611,716)	(481,751)
Total property, plant and equipment, net	4,778,006	4,711,343
Derivative instruments	38,231	37,965
Investment in unconsolidated affiliate	112,997	130,575
Long-term inventory	20,669	22,009
Operating right-of-use assets	22,501	23,875
Deferred tax assets	126,304	200,226
Other assets	18,579	22,576
Total assets	$6,615,403	$6,631,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,909	$29,056
Revenues and production taxes payable	568,387	607,964
Accrued liabilities	481,764	362,454
Accrued interest payable	9,597	3,172
Derivative instruments	175,622	341,541
Advances from joint interest partners	3,087	3,736
Current operating lease liabilities	11,589	9,941
Other current liabilities	10,132	3,469
Total current liabilities	1,268,087	1,361,333
Long-term debt	394,626	394,209
Asset retirement obligations	148,137	146,029
Derivative instruments	260	2,829
Operating lease liabilities	22,267	13,266
Other liabilities	23,286	33,617
Total liabilities	1,856,663	1,951,283

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 120,000,000 shares authorized; 43,897,964 shares issued and 41,538,209 shares outstanding at March 31, 2023; and 120,000,000 shares authorized, 43,726,181 shares issued and 41,477,093 shares outstanding at December 31, 2022	439	438
Treasury stock, at cost: 2,359,755 shares at March 31, 2023 and 2,249,088 shares at December 31, 2022	(266,953)	(251,950)
Additional paid-in capital	3,487,648	3,485,819
Retained earnings	1,537,606	1,445,491
Total stockholders’ equity	4,758,740	4,679,798
Total liabilities and stockholders’ equity	$6,615,403	$6,631,081

Chord Energy Corporation
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022

Revenues
Oil, NGL and gas revenues	$766,200	$493,502
Purchased oil and gas sales	130,317	159,467
Total revenues	896,517	652,969
Operating expenses
Lease operating expenses	153,408	63,187
Gathering, processing and transportation expenses	37,015	32,398
Purchased oil and gas expenses	129,593	161,627
Production taxes	60,517	35,858
Depreciation, depletion and amortization	133,791	44,673
General and administrative expenses	32,484	24,367
Exploration and impairment	24,864	510
Total operating expenses	571,672	362,620
Gain on sale of assets, net	1,227	1,521
Operating income	326,072	291,870
Other income (expense)
Net gain (loss) on derivative instruments	66,934	(367,922)
Net gain (loss) from investment in unconsolidated affiliate	(2,216)	60,137
Interest expense, net of capitalized interest	(7,135)	(7,216)
Other income	5,193	1,754
Total other income (expense), net	62,776	(313,247)
Income (loss) from continuing operations before income taxes	388,848	(21,377)
Income tax (expense) benefit	(91,849)	1,826
Net income (loss) from continuing operations	296,999	(19,551)
Income from discontinued operations attributable to Chord, net of income tax	—	485,554
Net income attributable to Chord	$296,999	$466,003
Earnings (loss) attributable to Chord per share:
Basic from continuing operations	$7.13	$(1.01)
Basic from discontinued operations	—	25.15
Basic total	$7.13	$24.14
Diluted from continuing operations	$6.87	$(1.01)
Diluted from discontinued operations	—	25.15
Diluted total	$6.87	$24.14
Weighted average shares outstanding:
Basic	41,568	19,306
Diluted	43,149	19,306

Chord Energy Corporation
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022

Cash flows from operating activities:
Net income including non-controlling interests	$296,999	$468,314
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	133,791	44,673
Gain on sale of assets	(1,227)	(520,421)
Impairment	23,304	—
Deferred income taxes	73,923	(7)
Net (gain) loss on derivative instruments	(66,934)	367,922
Net (gain) loss from investment in unconsolidated affiliate	2,216	(60,137)
Equity-based compensation expenses	11,854	4,848
Deferred financing costs amortization and other	(3,791)	3,433
Working capital and other changes:
Change in accounts receivable, net	(14,657)	(111,813)
Change in inventory	(12,753)	667
Change in prepaid expenses	1,211	(369)
Change in accounts payable, interest payable and accrued liabilities	8,176	52,122
Change in other assets and liabilities, net	16,699	16,348
Net cash provided by operating activities	468,811	265,580
Cash flows from investing activities:
Capital expenditures	(172,328)	(48,831)
Proceeds from divestitures, net of cash divested	7,034	147,056
Costs related to divestitures	—	(11,368)
Derivative settlements	(91,656)	(70,670)
Proceeds from sale of investment in unconsolidated affiliate	12,347	—
Distributions from investment in unconsolidated affiliate	3,015	13,116
Net cash provided by (used in) investing activities	(241,588)	29,303
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	15,000
Deferred financing costs	—	(9)
Repurchases of common stock	(15,003)	—
Tax withholding on vesting of equity-based awards	(10,300)	(4,132)
Dividends paid	(202,473)	(70,579)
Payments on finance lease liabilities	(388)	(229)
Proceeds from warrants exercised	90	457
Net cash used in financing activities	(228,074)	(59,492)
Increase (decrease) in cash and cash equivalents	(851)	235,391
Cash and cash equivalents:
Beginning of period	593,151	174,783
End of period	$592,300	$410,174
Supplemental non-cash transactions:
Change in accrued capital expenditures	$46,097	$17,504
Change in asset retirement obligations	234	(428)
Investment in unconsolidated affiliate	—	568,312

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended March 31,
	2023	2022

	(In thousands)
GPT	$37,015	$32,398
Pipeline imbalances	(6,005)	316
Mark-to-market adjustments on derivative transportation contracts	11,157	—
Cash GPT	$42,167	$32,714

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to the merger of equals with Whiting, non-cash equity-based compensation expenses, G&A expenses attributable to shared service allocations and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.

The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended March 31,
	2023	2022

	(In thousands)
General and administrative expenses	$32,484	$24,367
Merger costs(1)	(2,793)	—
Equity-based compensation expenses	(11,854)	(4,800)
G&A expenses attributable to shared services	—	(1,624)
Other non-cash adjustments	411	(2,218)
Cash G&A	$18,248	$15,725
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(1)Includes costs directly attributable to the merger of equals with Whiting for the three months ended March 31, 2023.
Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended March 31,
	2023	2022

	(In thousands)
Interest expense	$7,135	$7,216
Capitalized interest	1,421	600
Amortization of deferred financing costs	(1,198)	(855)
Cash Interest	$7,358	$6,961

Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses and impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted EBITDA from continuing operations as Adjusted EBITDA less Adjusted EBITDA from discontinued operations. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA from continuing operations less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.
The following table presents reconciliations of the GAAP financial measures of net income including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended March 31,
	2023	2022
	(In thousands)
Net income including non-controlling interests	$296,999	$468,314
Interest expense, net of capitalized interest	7,135	10,901
Income tax expense	91,849	39,396
Depreciation, depletion and amortization	133,791	44,673
Merger costs(1)	2,793	—
Exploration and impairment expenses	24,864	510
Gain on sale of assets	(1,227)	(520,421)
Net (gain) loss on derivative instruments	(66,934)	367,922
Realized loss on derivative instruments	(91,858)	(70,670)
Net (gain) loss from investment in unconsolidated affiliate	2,216	(60,137)
Distributions from investment in unconsolidated affiliate	3,015	13,116
Equity-based compensation expenses	11,854	4,848
Other non-cash adjustments	(6,213)	1,260
Adjusted EBITDA	408,284	299,712
Adjusted EBITDA from discontinued operations	—	(12,296)
Adjusted EBITDA from continuing operations	408,284	287,416
Cash Interest	(7,358)	(6,961)
E&P and other capital expenditures	(202,296)	(62,915)
Adjusted Free Cash Flow	$198,630	$217,540

Net cash provided by operating activities	$468,811	$265,580
Changes in working capital	1,324	43,045
Interest expense, net of capitalized interest	7,135	10,901
Current income tax expense	17,927	39,403
Merger costs(1)	2,793	—
Exploration expenses	1,559	510
Realized loss on derivative instruments	(91,858)	(70,670)
Distributions from investment in unconsolidated affiliate	3,015	13,116
Deferred financing costs amortization and other	3,791	(3,433)
Other non-cash adjustments	(6,213)	1,260
Adjusted EBITDA	408,284	299,712
Adjusted EBITDA from discontinued operations	—	(12,296)
Adjusted EBITDA from continuing operations	408,284	287,416
Cash Interest	(7,358)	(6,961)
E&P and other capital expenditures	(202,296)	(62,915)
Adjusted Free Cash Flow	$198,630	$217,540
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(1)Includes cash-related costs directly attributable to the merger of equals with Whiting that were incurred during the three months ended March 31, 2023.

Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share
Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income Attributable to Chord as net income attributable to Chord after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income Attributable to Chord is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Attributable to Chord Per Share is calculated as (i) Adjusted Net Income Attributable to Chord (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income attributable to Chord to the non-GAAP financial measure of Adjusted Net Income Attributable to Chord and the GAAP financial measure of diluted earnings attributable to Chord per share to the non-GAAP financial measure of Adjusted Diluted Earnings Attributable to Chord Per Share for the periods presented:

	Three Months Ended March 31,
	2023	2022
	(In thousands)
Net income attributable to Chord	$296,999	$466,003
Net (gain) loss on derivative instruments	(66,934)	367,922
Realized loss on derivative instruments	(91,858)	(70,670)
Net (gain) loss from investment in unconsolidated affiliate	2,216	(60,137)
Distributions from investment in unconsolidated affiliate	3,015	13,116
Impairment	23,304	—
Merger costs(1)	2,793	—
Gain on sale of assets	(1,227)	(520,421)
Amortization of deferred financing costs	1,198	1,024
Other non-cash adjustments	(6,213)	1,260
Tax impact(2)	31,583	60,710
Other tax adjustments(3)	—	(78,159)
Adjusted net income attributable to Chord	194,876	180,648
Adjusted net income attributable to Chord from discontinued operations	—	(6,142)
Distributed and undistributed earnings allocated to participating securities	(467)	—
Adjusted net income attributable to Chord from continuing operations	$194,409	$174,506

Diluted earnings attributable to Chord per share	$6.87	$24.14
Net (gain) loss on derivative instruments	(1.55)	17.54
Realized loss on derivative instruments	(2.13)	(3.37)
Net (gain) loss from investment in unconsolidated affiliate	0.05	(2.87)
Distributions from investment in unconsolidated affiliate	0.07	0.63
Impairment	0.54	—
Merger costs(1)	0.06	—
Gain on sale of assets	(0.03)	(24.81)
Amortization of deferred financing costs	0.03	0.05
Other non-cash adjustments	(0.14)	0.06
Tax impact(2)	0.73	2.89
Other tax adjustments(3)	—	(3.73)
Impact of diluted shares	—	(1.92)
Adjusted Diluted Earnings Attributable to Chord Per Share	4.50	8.61
Less: Adjusted Diluted Earnings From Discontinued Operations Attributable to Chord Per Share	—	(0.29)
Less: Distributed and undistributed earnings allocated to participating securities	(0.01)	—
Adjusted Diluted Earnings From Continuing Operations Attributable to Chord Per Share	$4.49	$8.32

Diluted weighted average shares outstanding	43,149	20,974

Effective tax rate applicable to adjustment items(2)	23.6%	22.7%
_____________________
(1)Includes cash-related costs directly attributable to the merger of equals with Whiting that were incurred during the three months ended March 31, 2023.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(3)Other tax adjustments relate to the change in the deferred tax asset valuation allowance, which was adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.